Exhibit 99.5

FOR IMMEDIATE RELEASE                                             SYMBOL: LANC
Wednesday, June 4, 2003                                           TRADED: Nasdaq

          LANCASTER COLONY NAMES BRUCE ROSA NEW FOOD GROUP PRESIDENT; EXPANDS MARZETTI EXECUTIVE VICE PRESIDENT GARY THOMPSON'S ROLE

         Marzetti Veteran Larry Noble to Retire After 40-Year Career

      COLUMBUS, Ohio, June 4 /PRNewswire/ -- Lancaster Colony Corporation (Nasdaq: LANC) announced today that Bruce L. Rosa, 53, has been named president of its Specialty Foods Group and of T. Marzetti Company, the group's largest unit, effective July 1, 2003. Currently vice president - development of Lancaster Colony, he will continue to head up the parent company's business acquisition program in addition to his new duties with the Specialty Foods Group.

      Gary E. Thompson, 56, executive vice president of T. Marzetti Company and the Specialty Foods Group, is taking on additional responsibilities in an expanded role under the same title. He will assume oversight of foodservice sales in addition to retail grocery sales, customer service/distribution and human resources.

      The company also announced that Larry G. Noble is retiring June 30 after 29 years as president and over 40 years with T. Marzetti Company. He has also served as vice president of the parent Lancaster Colony Corporation for the past 18 years.

      John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said, "Larry's highly successful leadership of our entire Specialty Foods Group is greatly appreciated. He has been a tireless contributor to our company and we wish him well in retirement."

      Bruce Rosa has 27 years of experience in the food business and was executive vice president of T. Marzetti Company immediately prior to assuming his responsibilities as Lancaster Colony vice president - development in 1998. Mr. Gerlach said, "Not only has Bruce held a number of key positions in the group, he has been the key manager in effecting and integrating our Specialty Foods acquisitions."

      Gary Thompson has been with the T. Marzetti Company 28 years, joining as a regional sales manager in 1975. After holding a number of management positions in the group, he was appointed executive vice president in 1998.

                                                                         MORE...

Page 2/ROSA NAMED FOOD GROUP PRESIDENT, MARZETTI EVP ROLE EXPANDED

      "We are confident that with Bruce and Gary heading up our Specialty Foods management," Mr. Gerlach said, "we have a strong, experienced team leading our largest business aggressively into the future."

      This news release contains forward-looking statements related to future growth and earnings opportunities. Such statements are based upon certain assumptions and assessments made by management of the company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. Actual results may differ as a result of factors over which the company has no control including the strength of the economy, slower than anticipated sales growth, the extent of operational efficiencies achieved, the success of new product introductions, price and product competition, and increases in raw materials costs. Management believes these forward-looking statements to be reasonable; however, undue reliance should not be placed on such statements, which are based on current expectations. The company undertakes no obligation to publicly update such forward-looking statements. More detailed statements regarding significant events which could affect the company's financial results are included in the company's Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

                                      ####

FOR FURTHER INFORMATION:      John B. Gerlach, Jr., Chairman and CEO, or
                              John L. Boylan, Vice President, Treasurer and CFO
                              Lancaster Colony Corporation
                              Phone: 614/224-7141
                              -or-
                              Investor Relations Consultants, Inc.
                              Phone: 727/781-5577 or E-mail: lanc@mindspring.com